Exhibit 3.1

FORM BCA 10.30 (rev. Dec. 2003)

ARTICLES OF AMENDMENT

Business Corporation Act

Secretary of State

Department of Business Services

Springfield, IL 62756

217-782-1832

www.cyberdriveillinois.com

Remit payment in the form of a

check or money order payable

to Secretary of State.

FILED MAY 29 2012 JESSE WHITE SECRETARY OF STATE

File # 5712-702-3	Filing Fee: $50 Approved:

— — — Submit in duplicate — — —	Type or Print clearly in black Ink — — —	Do not write above this line — — —

1.	Corporate Name (See Note 1 on page 4,): Wintrust Financial Corporation _

2.	Manner of Adoption of Amendment;

The following amendment to the Articles of Incorporation was adopted on             May 24,             2012

in the manner indicated below:                                                                              Month & Day         Year

Mark an “X” in one box only.

☐	By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (See Note 2 on page 4.)

☐	By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. (See Note 2 on page 4.)

☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (See Note 3 on page 4.)

☑	By the shareholders, in accordance with Section 10.20, a resolution of (the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (See Note 4 on page 4.)

☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (See Notes 4 and 5 on page 4.)

☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (See Note 5 on page 4.)

3.	Text of Amendment:

a.	When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.

Article I: Name of the Corporation:

New Name

(All changes other than name include on page 2.)

Printed by authority of the State of illinois. February 2008 - 6M- C 173.14

Text of Amendment

b. If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety.

For more space, attach additional sheets of this size.

See Exhibit A attached hereto.

4.	The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (If not applicable, Insert “No change”):

No change

5. a.	The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (if not applicable, insert “No change”):

(Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)

No change

b.	The amount of paid-in capital as changed by this amendment is as follows (if not applicable, insert “No change”): (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.) (See Note 6 on page 4.)

	Before Amendment	After Amendment
Paid-in Capital:	$ No change	$ No change

Complete either Item 6 or Item 7 below. All signatures must be in BLACK INK.

6.	The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penallies of perjury, that the facts stated herein are true and correct.

Dated May 29 ,	2012	Wintrust Financial Corporation
Month & Day	Year	Exact Name of Corporation

Any Authorized Officer’s Signature

Lisa J Pattis, EVP + General Counsel
Name and Title (Type or print)

7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated ,
Month & Day	Year

Exhibit A

The first paragraph of Paragraph 1 of ARTICLE FOUR of the Company’s Amended and Restated Articles of Incorporation is amended to read as follows:

Authorized Shares, Issued Shares and Consideration Received, The class, number of shares, and the par value, if any, of each class of stock which the Corporation shall have authority to issue shall be as follows:

Class	Par Value per Share	Number of Authorized Shares
Common	no par value	100,000,000
Preferred	no par value	20,000,000